Results of Special Meeting of Shareholders of Strong Advisor Common Stock Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Common Stock Fund into the Wells Fargo Advantage Common Stock Fund.


                For                  Against                Abstain

           31,158,829.876         1,422,999.002          1,140,730.647

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           31,032,664.604         1,494,041.282          1,195,538.639

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against                Abstain

           31,006,524.945         1,481,328.363          1,234,706.217

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against                Abstain

           33,722,559.525               -                      -


Results of Special Meeting of Shareholders of Strong Advisor Focus Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Focus Fund into the Wells Fargo Advantage Large Company Growth Fund.


                For                  Against                Abstain

           201,123.000            13,232.000             4,769.000

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           201,911.000            13,232.000             3,981.000

To approve an interim sub-advisory agreement with Peregrine Capital Management, Inc.


                For                  Against                Abstain

           194,596.000            16,761.000             7,767.000

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against                Abstain

           219,124.000                  -                      -


Results of Special Meeting of Shareholders of Strong Advisor Technology Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Technology Fund into the Wells Fargo Advantage Specialized Technology Fund.


                For                  Against                Abstain

           112,147.508               687.000             1,010.000

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           112,147.508               687.000             1,010.000

To approve an interim sub-advisory agreement with RCM Capital Management, LLC.


                For                  Against                Abstain

           112,147.508               687.000             1,010.000

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against                Abstain

           113,844.508                  -                      -


Results of Special Meeting of Shareholders of Strong Advisor Endeavor Large Cap Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Endeavor Large Cap Fund into the Wells Fargo Advantage Endeavor Large Cap Fund.


                For                  Against                Abstain

           2,108,654.620          69,560.000             22,557.000

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           2,104,962.620          65,830.000             29,979.000

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against                Abstain

           2,101,798.620          64,150.000             34,823.000

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against                Abstain

           2,200,771.620                -                      -